CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust of our reports dated June 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia AMT-Free California Intermediate Muni Bond Fund’s, Columbia AMT-Free Georgia Intermediate Muni Bond Fund’s, Columbia AMT-Free Maryland Intermediate Muni Bond Fund’s, Columbia AMT-Free North Carolina Intermediate Muni Bond Fund’s, Columbia AMT-Free South Carolina Intermediate Muni Bond Fund’s, Columbia AMT-Free Virginia Intermediate Muni Bond Fund’s, and Columbia Short Term Municipal Bond Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 24, 2017